EXHIBIT 1
JOINT FILING AGREEMENT
C3 Initial Assets LLC, C-III Capital Partners LLC, Island C-III Manager LLC, Island Capital Group LLC and Andrew L. Farkas, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

Date: March 15, 2010	C3 INITIAL ASSETS LLC
	By:	/s/ Jeffrey P. Cohen
		Name:	Jeffrey P. Cohen
		Title:	President

C-III CAPITAL PARTNERS LLC
	By:	Island C-III Manager LLC, its Manager

	By:	/s/ Andrew L. Farkas
		Name:	Andrew L. Farkas
		Title:	Chief Executive Officer

ISLAND C-III MANAGER LLC
	By:	/s/ Andrew L. Farkas
		Name:	Andrew L. Farkas
		Title:	Chief Executive Officer

ISLAND CAPITAL GROUP LLC
	By:	/s/ Andrew L. Farkas
		Name:	Andrew L. Farkas
		Title:	Chairman and Chief Executive Officer

/s/ Andrew L. Farkas
Andrew L. Farkas

Schedule A
Directors and Executive Officers of the Reporting Persons
The following sets forth the name, position, and principal occupation of each director and executive officer of each of the Reporting Persons. Each such person is a citizen of the United States of America. Except as otherwise indicated, the business address of each director and officer is c/o Island Capital Group LLC, 717 Fifth Avenue, 18th Floor, New York, New York 10022. To the best of the Reporting Persons’ knowledge, except as set forth in this Schedule 13D, none of the directors or executive officers of the Reporting Persons own any share of the Issuer.
C3 Initial Assets LLC

Name	Title
Jeffrey P. Cohen	President
Frank M. Garrison	Vice President
104 Woodmont Boulevard, Suite 219
Nashville, Tennessee 37205

James A. Aston	Treasurer
200 Whitsett Street, Suite 100
Greenville, South Carolina 29601
C-III Capital Partners LLC (Board of Managers)
Andrew L. Farkas
Frank M. Garrison
     104 Woodmont Boulevard, Suite 219
     Nashville, Tennessee 37205
Jeffrey P. Cohen
Sidney B. Reisman
     Investor (retired)
     460 Mariner Drive
     Jupiter, Florida 33477
Richard L. Carrión
     Chairman & Chief Executive Officer of Banco Popular
     P.O. Box 362708
     San Juan, Puerto Rico 00936-2708
Island C-III Manager LLC

Name	Title
Andrew L. Farkas	Chief Executive Officer

Jeffrey P. Cohen	President

Frank M. Garrison 104 Woodmont Boulevard, Suite 219 Nashville, Tennessee 37205	Vice President

James A. Aston 200 Whitsett Street, Suite 100 Greenville, South Carolina 29601	Treasurer

Island Capital Group LLC

Name	Title
Andrew L. Farkas	Chairman and Chief Executive Officer

Jeffrey P. Cohen	President and Executive Managing Director

James A. Aston 200 Whitsett Street, Suite 100 Greenville, South Carolina 29601	CFO and Executive Managing Director

Charles H.F. Garner	COO and Executive Managing Director and Secretary

Frank M. Garrison 104 Woodmont Boulevard, Suite 219 Nashville, Tennessee 37205	Senior Advisor

A-2